Report Name - 10F-3

Fund - Managed Municipal Income Portfolio Inc.

                                Period : 06/01/04 through 11/30/04


                                    ID : 561
                           Issuer Name : City of San Jose, CA
					 Airport Revenue 3/1/28
                            Trade Date : 6/14/04
                        Selling Dealer : Merrill Lynch
                Total Shares Purchased : 3,000,000
                        Purchase Price : 96.889
                    % Received by Fund : 2.727%
                        % of Issue (1) : 2.727%
        Other Participant Accounts (2) :                 -
                      Issue Amount (2) :     110,000,000.00
          Total Received All Funds (2) :       3,000,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : City of San Jose, CA
					 Airport Revenue 3/1/28
                            Trade Date : 06/14/04
                 Joint/Lead Manager(s) : Citigroup Global Markets Inc.
                                         Lehman Brothers
					 E.J. De La Rosa & Co., Inc.
                                         Merrill Lynch & Co.
					 Morgan Stanley
                         Co-Manager(s) : N/A

                         Selling Group : N/A


				    ID : 563
                           Issuer Name : Fairfax County Water Autho.
					 4/1/26
                            Trade Date : 6/17/04
                        Selling Dealer : Morgan Stanley
                Total Shares Purchased : 1,500,000
                        Purchase Price : 99.076
                    % Received by Fund : 1.491%
                        % of Issue (1) : 2.486%
        Other Participant Accounts (2) :       1,000,000.00
                      Issue Amount (2) :     100,580,000.00
          Total Received All Funds (2) :       2,500,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Fairfax County Water Autho.
					 4/1/26
                            Trade Date : 06/17/04
                 Joint/Lead Manager(s) : Citigroup Global Markets Inc.
                                         BB&T Capital Markets Inc.
                                         Morgan Keegan & Co., Inc.
					 Morgan Stanley
                         Co-Manager(s) : N/A

                         Selling Group : N/A



				    ID : 566
                           Issuer Name : New Jersey Econ Dev Auth.
					 Cigarette Tax Rev
                            Trade Date : 10/07/04
                        Selling Dealer : Bear Stearns
                Total Shares Purchased : 1,000,000
                        Purchase Price : 97.99
                    % Received by Fund : 0.068%
                        % of Issue (1) : 0.409%
        Other Participant Accounts (2) :       5,000,000.00
                      Issue Amount (2) :   1,468,395,000.00
          Total Received All Funds (2) :       6,000,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : New Jersey Econ Dev Auth.
					 Cigarette Tax Rev
                            Trade Date : 10/07/04
                 Joint/Lead Manager(s) : Citigroup Global Markets Inc.
                                         Goldman Sachs & Co.
                                         RBC Dain Rauscher Inc.
					 JP Morgan Securities Inc.
					 Bear Stearns & Co. Inc.
                        Co-Manager(s) :  UBS Financial Services Inc.
					 ABN AMro Financial Services Inc.
					 Banc of America Securities LLC
					 Blaylock & Partners, LP
					 First Albany Capital Inc.
					 Loop Capital MArkets
					 Morgan Keegan & Co., Inc.
					 Morgan Stanley
					 NW Capital
					 PNC Capital Markets, Inc.
					 Powell Capital Markets, Inc.
					 Ramirez & Co., Inc.
					 Raymond James & Associates, Inc.
					 Ryan, Beck & CO.
					 Siebert Branford Shank & Co.
					 Sterne,Agee & Leach, Inc.






                         Selling Group : N/A